Exhibit 99.(h)(4)

[FundSERV]

PARTICIPATION AGREEMENT

by and  among

DFA INVESTMENT DIMENSIONS GROUP  INC.,

DIMENSIONAL FUND ADVISORS  LP,

DFA SECURITIES LLC

and

AMERICAN UNITED  LIFE  INSURANCE COMPANY

THIS AGREEMENT,  made and entered into this 9th day of February  2021, by and among American  United Life Insurance Company   (the “Company”),  on its own behalf and on behalf of segregated  asset accounts of the Company  that may be established  from time to time (individually, an “Account”  and collectively, the “Accounts”); DFA Investment  Dimensions Group Inc.  (the “Fund”); the Fund’s investment  adviser, Dimensional  Fund Advisors LP (the “Adviser”);  and DFA Securities LLC (DFAS”)  (individually,  a “Party”  and collectively, the “Parties”). The Company, the Fund, the Adviser and DFAS, intending  to be legally bound, hereby agree as follows:

1.             Sales of Shares/Procedures

1.1          Shares of the respective  portfolios  (individually,  a “Portfolio”  and collectively, the “Portfolios”) of the Fund listed on Schedule  1.1  hereto, as amended from time to time by the Parties,  shall be sold by the Fund through its agent DFAS, and purchased by the Company  for the appropriate  subaccount  of each Account,  at the net asset value (“NAV”) next computed  after receipt by the Fund or its designee of each order of the Accounts,  in accordance with the provisions  of this Agreement, the then current prospectus(es)  and statement(s) of additional information  of the Fund that describe the Portfolios,  and the variable annuity contracts or variable life insurance contracts  (the “Contracts”) that use the Portfolios  as underlying  investment media; provided, however, that if any conflicts exist among any such documents,  then the terms of the Fund’s current prospectus(es)  and statement( s) of additional  information  shall control.  The Company agrees that shares of the VIT Inflation-Protected Securities Portfolio will only be available  for purchase  by variable life insurance contract accounts.

1.1 (a)    Transmission  oflnstructions  For each Portfolio  and for each account maintained  by the Company with such Portfolio,  the Company  or its authorized  designee  shall transmit to National  Securities Clearing Corporation  (“NSCC”) (which shall forward the information  to the transfer agent of the Fund), no more than ten (10) aggregate purchase orders as follows:

(i)                                     five (5) purchase  orders for the Accounts  expressed  in dollars (sent via NSCC’s DCC&S  System);  and

(ii)                                  five (5) purchase  orders for the Accounts  expressed  in shares (sent via NSCC’s DCC&S  System);  and no more than ten (10) aggregate redemption  orders as follows:

(i)                                     five (5) redemption  orders for the Accounts  expressed  in dollars (sent via NSCC’s DCC&S  System);  and

(ii)                                  five (5) redemption  orders for the Accounts  expressed  in shares (sent via NSCC’s DCC&S  System);

each of which reflects the aggregated  effect  of all purchases  and all redemptions  of shares of the Portfolios  in such categories, based upon instructions  from each Account  (collectively,  “Instructions”) received prior to the Close of Trading on a given Business Day (the “Trade Date”). “Close of Trading” shall mean 4:00 p.m.  Eastern Time on a Business Day or at such other time as the NAV of a Portfolio is calculated,  as disclosed in the then current prospectus(es) of the Portfolios.   “Business Day” shall mean, unless otherwise noted in this Agreement,  any day on which the New York Stock Exchange (the “NYSE”)  is open for trading and on which a Portfolio calculates its NAV pursuant to the rules of the Securities and Exchange Commission  (the “SEC).   “Business Day,” for the purposes of Subsections  1.1 (b)-(c) of this Agreement,  shall also include any day on which the NSCC’s DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

On any given Business Day, the Company shall accept Instructions in proper form from an Account up to the Close of Trading, but in no event shall the Company accept Instructions that have been received by the Company or its designee after the Close of Trading on such Business Day. Instructions received in proper form by the Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day.   The Fund hereby appoints the Company as a designee of the Fund for the limited purpose of receipt of purchase and redemption orders on behalf of the Accounts for shares of the Portfolios listed on Schedule  1.1  and receipt by the Company as designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order  by the transmission  deadlines described in Section 1.1 (b) below.   Each transmission  oflnstructions by the Company will constitute a representation  that all purchase and redemption  orders from the Accounts were received by the Company prior to 4:00 p.m.  Eastern Time or the close of the NYSE, whichever is earlier,  on the Business Day on which the purchase or redemption  orders are transmitted,  in accordance with Rule 22c-1  under the Investment Company Act of 1940,  as amended (the “1940 Act).

1.1 (b)   Transmission Deadlines for the Accounts  The transmission  of orders for the Accounts will be accepted by the Fund or its transfer agent only if provided through NSCC’s DCC&S System in the file delivered to the Fund or its transfer agent prior to 6:30 a.m.  Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date.   Any information delivered to the Fund after such 6:30 a.m.  Eastern Time file is received will be rejected by the Fund or its transfer agent,  subject to the Fund’s  sole discretion to accept any trade.

In the event that NSCC systems are not functioning on a given Business Day,  the Company or its authorized designee may transmit Instructions to the Fund, its transfer agent or as otherwise directed by the Fund or the Adviser via facsimile or other electronic transmission  approved by the Fund by 8:00 a.m.  Eastern Time on the next Business Day following the Trade Date; provided however, that the Company will notify the Fund and the Adviser prior to transmitting  Instructions via facsimile or Fund

approved electronic  transmission.   However, this paragraph  will not be applicable to Instructions  which have already been entered via NSCC but not received by the Fund or its transfer agent.  The Company must notify the Fund of the existence of any such Instructions,  and the Fund and its transfer agent will use commercially  reasonable  efforts to process those Instructions  in a mutually  satisfactory  manner.  Notwithstanding the foregoing, on a limited basis, the Company may transmit Instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already submitted for contingency purposes.

1.1 (c)    Settlement  Aggregated  purchase  and net redemption  transactions  shall be settled in accordance  with NSCC rules and procedures.

In the event that NSCC  systems are not functioning  on a given Business Day,  then (1) for net purchase  Instructions,  the Company  shall wire payment,  or arrange for payment  to be wired by the Company’s designated bank, in immediately  available  funds, to the Portfolio’s custodial account at the Fund’s  custodian;  and (2) for net redemption  Instructions,  the Fund or its transfer agent shall wire payment,  or arrange for payment  to be wired,  in immediately  available  funds, to an account designated by the Company in writing.   Wires from the Company must be received no later than the close of the Federal Reserve Wire Transfer  System on the next day on which the Federal Reserve Wire Transfer  System is open.

In the event that the total redemption  order for any one Business Day shall exceed dollar limits set for a Portfolio by the Fund, such Portfolio  shall have the option of (i) settling the redemption  on the second Business Day following trade date through the NSCC’s money settlement process;  (ii) settling the redemption  outside of Fund/SERV,  if necessary,  as determined in the sole discretion  of the Adviser, at any time within seven (7) days after receipt of the redemption  order,  in accordance  with relevant provisions  of the 1940 Act;  or (iii) making redemptions  in any other manner provided  for in the Portfolio’s then current prospectus(es)  or statement(s)  of additional  information.

Nothing  herein shall prevent the Fund, on behalf of a Portfolio,  from delaying or suspending  the right of purchase  or redemption  of shares of a Portfolio  in accordance  with the provisions  of the 1940 Act and the rules thereunder.   The Fund will have no responsibility for the proper disbursement  or crediting of redemption  proceeds,  and the Company  will be solely responsible  for such actions.

1.1 (d)   Errors  The Company  shall be solely responsible  for the accuracy of any Instruction  transmitted  to the Fund or its transfer agent via NSCC  systems or otherwise, and the transmission  of such Instruction  shall constitute the Company’s representation to the Fund that the Instruction  is accurate, complete  and duly authorized by the Accounts  whose shares are the subject of the Instruction.   The Company  shall assume responsibility  for

any loss to the Fund, the Portfolios or their transfer agent caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Company will immediately pay such loss to the Adviser, the Fund or such Portfolios upon notification.

Each Party shall notify the other Parties of any errors or omissions in any information and interruptions in,  or delay or unavailability  of, the means of transmittal of any such information as promptly as possible.   The Company agrees to maintain reasonable errors and omissions insurance coverage commensurate  with the Company’s responsibilities  under this Agreement.

In the event of an error in the computation of a Portfolio’s NAV per share, the Fund will follow its then current policy adopted for the sale and distribution of shares of the Portfolios regarding appropriate error correction standards.  Any gain to the Company or an Account attributable to the incorrect calculation or reporting of a Portfolio’s daily NAV shall be immediately returned to the Portfolio.   The Company agrees to make commercially reasonable efforts to recover from the Accounts any material losses incurred by the Adviser, the Fund,  or the Portfolios as a result of the foregoing.

The Company shall maintain a record of the total number of shares of the Portfolios which are so purchased, based on information provided by the Fund or its designee to the Company, and shall reconcile with the Fund on a periodic basis the number of shares of each Portfolio attributable to each Account.  If an order to purchase shares of a Portfolio must be canceled due to nonpayment, the Company will be responsible for any loss incurred by the Fund or a Portfolio arising out of such cancellation.  To recover any such loss, the Fund and the Portfolios reserve the right to redeem shares of the affected Portfolios held in the name of the Company or a corresponding subaccount of the applicable Account.

1.2         The Fund will redeem the shares of the Portfolios when requested on behalf of the Company or the corresponding subaccount of the applicable Accounts at the NAY next computed after receipt by the Fund or its designee of each request for redemption, in accordance with the provisions of this Agreement, the then current prospectus(es) and the current statement(s) of additional information of the Portfolios, and the Contracts; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and the statement(s) of additional information describing the Portfolios shall control.

The Company shall apply any net redemption proceeds received by it in accordance with the applicable Contracts.  The Company shall not process or effect any redemptions with respect to shares of any Portfolio after receipt by the Company of notification of suspension of the determination of the NAV of such Portfolio.  The Board of Directors of the Fund (the “Directors” or the “Board”) may refuse to sell shares of any Portfolio to any person, including the Company with respect to the Accounts, or suspend or terminate the offering of shares of any particular Portfolio, if such action is required by law or by regulatory  authorities having jurisdiction,  or is deemed by the Directors,  in their sole discretion,  acting in good faith and in light of the Directors’ duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio.

1.3         The Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions  of this Agreement, the then current prospectus(es), and statement(s) of additional information  of the Fund that describe the Portfolios. Except as necessary to implement transactions initiated by Contract holders,  or as otherwise may be required by applicable U.S. federal laws or regulations with respect to maintaining the Contracts’  status under the Internal Revenue Code of 1986, as amended from time to time, and any successor provisions thereto (the “Code”), the Company shall not redeem shares of the Portfolios attributable to the Contracts.

1.4         Issuance and transfer of shares of each Portfolio will be by book-entry  only. Stock certificates will not be issued to the Company or to the applicable Accounts.   Shares of a Portfolio purchased  from the Fund will be recorded in appropriate book-entry titles for the Accounts by the Fund or its designee.

1.5         The Company will receive pricing and dividend rate and capital gain distribution rate information and payments through the NSCC System.   The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio.   The Fund shall notify the Company or its delegates of the number of shares of a Portfolio so issued as payment of such dividends and distributions.

1.6         The Company shall maintain a record of the number of shares of the Portfolios held by the Accounts on behalf of each Contract holder, and the Company shall maintain appropriate records of Contract holder information.

1.7         The Company shall investigate all inquiries from Contract holders relating to their interests in the Accounts and any Portfolio, and shall respond to all communications  from Contract holders and other persons having an interest in the Contracts relating to the Company’s duties hereunder,  in such form of correspondence  as the Company, the Fund and the Adviser may mutually agree.

2.           Proxy Solicitations and Voting

2.1          The Fund agrees that the terms on which the shares of any Portfolio are offered to the Accounts will not be materially altered without at least sixty (60) days’ prior written notice to the Company during any period when an Account owns shares of a Portfolio.

2.2         If and to the extent required by applicable  law or by the terms of the Contracts, the Company shall:

(i)                                        solicit voting instructions from the Contract holders;

(ii)                                  vote the shares of the Portfolios held by the Accounts in accordance with instructions received from the Contract holders;  and

(iii)                              vote the shares of the Portfolios held by the Accounts for which no timely instructions have been received from the Contract holders in the same proportion as shares of the Portfolios for which timely instructions have been received, if and to the extent that (i) the SEC continues to interpret the 1940 Act to require pass-through  voting privileges for various variable contract holders,  and (ii) such interpretation is deemed applicable to the Contracts.   The Company reserves the right to vote Portfolio shares held in any Account in the Company’s own right, to the extent permitted by applicable law.   The Company will calculate voting privileges in a manner consistent with other separate accounts investing in the Portfolios and in accordance with applicable law.   The Company agrees to hold the Fund, the Portfolios, the Adviser and DFAS harmless from and against any liability that may arise as a result of the Company’s voting Portfolio shares held in any Account in the Company’s own right.

2.3          The Fund,  on behalf of the Portfolios, will comply with all provisions of the 1940 Act requiring voting by shareholders,  and in particular, the Fund,  at its option, will either provide for annual or special meetings or comply with Section  16(c) of the 1940 Act,  as well as with Sections  16(a) of the 1940 Act and, if and when applicable,  Section 16(b)  of the 1940 Act and the rules thereunder.   Further, the Fund will act in accordance with the SEC’s interpretation  of the requirements  of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

3.           Representations and Warranties

3.1         The Company represents and warrants that it is a life insurance company within the meaning of Section 816(a) of the Code, and is a domestic corporation within the meaning of Section 7701(a)(4) of the Code duly organized and in good standing under applicable law.  The Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Company has ceased to qualify and be a life insurance company treated as a domestic corporation or that it might not so qualify and be treated in the future.   The Company has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance laws, and that it has and will maintain the capacity to issue all Contracts that may be sold;  and that it is properly licensed,  qualified and in good standing to sell the Contracts in all jurisdictions  where the Company does business.   The Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws,  and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

3.2        The Company represents and warrants that the Contracts are duly registered under applicable laws and regulations to the extent required or will be exempt from such registration.

3.3        The Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions  of the 1940

Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

3.4        The Company represents and warrants that the Contracts are currently treated as variable contracts under Section 817(d) of the Code, and that the Company will maintain such treatment, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

The Company further represents and warrants that each Account or subaccount that acquires shares of the VIT Inflation-Protected  Securities Portfolio is a segregated asset account solely with respect to Contracts that are variable life insurance contracts within the meaning ofTreas. Reg.  Section 1.817-5(b)(3)(i), and that the Company will maintain the treatment of all such Contracts as life insurance contracts under Section 7702(a) of the Code, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that one more such Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

3.5          This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding contract enforceable in accordance with its terms.  No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement.  The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Company’s organizational documents or By• laws, or any resolution, agreement or arrangement to which the Company is a party or by which the Company is bound.

3.6         The Company and the Accounts are duly authorized to acquire shares of the Portfolios as contemplated by the terms of this Agreement.  The Company agrees to promply and fully cooperate with any reasonable request made by the Fund to address market timing or excessive trading strategies identified by Fund in accordance with the applicable provisions of Rule 22c-2 and the Company’s related obligations provided in Schedule 3.6 hereto.

3.7         There are no material legal, administrative or other proceedings pending or, to the Company’s knowledge, threatened against the Company or its property or assets that could result in liability on the Company’s part.  The Company knows of no facts that might form the basis for the institution of such proceedings.  Neither the Company nor the Accounts are parties to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

3.8          Except as noted below, the disclosure contained in the applicable prospectus(es) or offering  documents for the Accounts does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,  and such disclosure meets all legal requirements  of applicable federal and state laws and regulations and include statements regarding potential risks of mixed and shared funding. The Company represents and warrants that all current and future prospectus(es) or offering documents with respect to the Accounts and other materials that mention the Company, the Fund, the Portfolios, the Adviser, or DFAS shall meet the requirements  described in the first sentence of this subparagraph; provided, however, that the Company shall not be responsible  for any disclosure that is provided to the Company in the Fund’s current prospectus(es)  and statement( s) of additional information describing the Portfolios or the Fund’s registration statement on Form N-lA  (the “Fund Registration  Statement”) as filed with the SEC.

3.9          The Fund represents and warrants that it is lawfully established and validly existing under the laws of the State of Maryland.   The Fund represents that its operations are and shall at all times remain in material compliance with the laws of the State of Maryland, to the extent required to perform this Agreement.

3.10      The Fund represents and warrants that the shares of the Portfolios sold pursuant to this Agreement are registered under the Securities Act of 1933, as amended (the “1933 Act”),  and duly authorized for issuance;  that the Fund shall amend the Fund Registration  Statement for the Portfolios under the 1933  Act and the 1940 Act,  from time to time, as required in order to effect the continuous offering of the shares of the Portfolios; that the Fund will sell such shares in compliance with all applicable federal and state laws;  and that the Fund is and will remain registered under,  and complies and will continue to comply,  in all material respects, with the 1940 Act.  The Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if,  and to the extent,  deemed advisable by the Fund, the Adviser,  or DF AS.

3.11       The Fund represents and warrants that the Portfolios will take reasonable  steps to satisfy (or as to Portfolios that have not yet commenced business, will invest the money received from the sale of shares of a Portfolio so as to satisfy) the diversification requirements  of Section 817(h) of the Code and the Treasury Regulations promulgated  thereunder, and that the Fund will take all reasonable steps to ensure that the Portfolios continue to satisfy such requirements.   The parties acknowledge that the VIT Inflation-Protected  Securities Portfolio will rely on the alternative diversification  test for variable life insurance contracts in Treas. Reg.  Section 1.817-5(b)(3)(i) in satisfying the diversification requirements  of Section 817(h) of the Code.   The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to satisfy such diversification requirements.

3.12      The Fund represents and warrants that the Portfolios qualify (or as to Portfolios that have not yet commenced business, will qualify) as regulated investment companies under Subchapter M of the Code (or any successor or similar provision),  and that the Fund will take all reasonable  steps to maintain  such qualification, subject to the reservation  of the right of the Directors to not maintain the qualification  of a Portfolio  as a regulated  investment  company  if the Directors  determine  this course of action to be beneficial  to shareholders.   The Fund agrees to notify the Company  upon having  a reasonable  basis for believing that any Portfolio  has ceased to so qualify or upon the Directors taking any such action.

3.13       The Company  shall inform a Portfolio  in writing if the Company  determines  that such Portfolio  is not in compliance  with applicable  insurance  laws.

3.14        DFAS represents  and warrants  that it is and will remain a member in good standing of the Financial  Industry Regulatory  Authority, Inc. (“FINRA”), and is and will be duly registered  as a broker-dealer with the SEC under the Securities Exchange  Act of 1934, as amended  (the “1934 Act).   DFAS represents  that its operations  are, and shall at all times remain, in material  compliance  with the laws of the State of Delaware  to the extent required  to perform  this Agreement.   DFAS further represents  and warrants  that it will sell and distribute  the shares of the Portfolios  in accordance  with any applicable  state laws and federal securities laws, including,  without  limitation, the 1933  Act, the 1934 Act and the 1940 Act.

3.15      The Parties represent  and warrant to each other that all of their directors,  officers, employees,  investment  advisers, and other individuals/entities dealing with the money and/or securities  of the Portfolios  are and shall continue  to be at all times covered by a blanket  fidelity bond or similar coverage  for the benefit  of the Fund, in an amount not less than the amount required by the applicable  rules of FINRA and the federal securities  laws, including  the 1940 Act, as applicable.   The aforesaid bond shall include coverage  for larceny and embezzlement and shall be issued by a reputable  bonding  company.   The Parties  agree to make all reasonable efforts  to assure that such bond or another bond containing  these provisions  is continuously  in effect,  and each agrees to notify promptly  the other Parties in the event that such coverage  no longer applies.

3.16       Fund of Funds:   The Parties will conduct their business  at all times so that no Contract holder will have such incidents  of control as will cause a Portfolio’s income and gains to be taxable to the Contract holder as a result of the application of the investor control doctrine enunciated  in a series of Revenue Rulings, including  Revenue  Ruling 77-85, Revenue Ruling  80-274, Revenue Ruling  81• 225, Revenue Ruling  82-54, Revenue  Ruling  2003-91  and Revenue  Ruling  2007-7, and adopted by Christoffersen v. United  States, 749 F.2d 513 (8th Cir.  1985) and Jeffrey  T. Webber v.  Commissioner,  144 T.C. No 17 (2015).   In this regard, the Parties agree to limit, and not facilitate, a Contract holder’s participation, directly or indirectly  through  an intermediary, in a Portfolio’s investment  process in contravention of the following, which the Parties represent  and warrant to each other to be true:   (1) there is not, and there will not be, any arrangement, plan, contract or agreement  between  the Adviser  (or a subadviser)  and a Contract holder regarding  the availability  of a Portfolio  as an Account under the Contract, or the specific assets to be held by a Portfolio  or an investment  company  that a Portfolio  may invest its assets;  (2) other than a Contract holder’s ability to allocate Contract premiums  and transfer amounts in the Company’s Account to and from the Company’s Account corresponding to a Portfolio,  all investment decisions concerning a Portfolio will be made by the Adviser, any subadviser(s) and the Directors in their sole and absolute discretion;  (3) the percentage of a Portfolio’s assets invested in a particular investment company will not be fixed in advance of any Contract holder’s investment and will be subject to change by the Adviser or a subadviser at any time without notice;  (4) a Contract holder cannot, and will not be able to, direct a Portfolio’s investment in any particular asset or recommend a particular investment or investment strategy;  (5) there is not,  and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of a Portfolio;  (6) a Contract holder cannot,  and will not be able to, communicate  directly or indirectly with the Adviser or a subadviser concerning the selection,  quality or rate of return on any specific investment or group of investments held by a Portfolio;  (7) a Contract holder does not have,  and will not have, any current knowledge of a Portfolio’s specific assets other than as may be required to be presented in periodic reports to a Portfolio’s  shareholders or may be publicly available;  (8) a Contract holder does not have,  and will not have, any legal, equitable,  direct or indirect ownership interest in any of the assets of a Portfolio;  and (9) a Contract holder only has, and only will have,  a contractual claim against the insurance company offering the Contract to receive cash from the insurance company under the terms of the Contract holder’s Contract.

4.          Sales Material and Information

4.1          The Company shall promptly inform DF AS as to the status of all sales literature filings and shall promptly notify DFAS of all approvals or disapprovals of sales literature filings with regulatory authorities.   The Company shall promptly provide the Fund with copies of any Contract holder complaints respecting the Contracts that relate to the Fund or to the Portfolios.

4.2          Except with the written consent of the Adviser, the Fund or DFAS, as appropriate, the Company shall not make any oral or written material representations concerning the Adviser,  DFAS, the Fund or the Portfolios, other than the information or representations  contained in:

(a)                                 the Fund Registration  Statement or prospectus(es) for the Fund,  as amended or supplemented  from time to time;

(b)                                 published reports or statements of the Fund which are in the public domain or are approved by the Fund;  or

(c)                                    sales literature or other promotional  material of the Fund or the Portfolios.

4.3          Except with the written consent of the Company, the Adviser, DFAS, or the Fund shall not make any oral or written material representations  concerning the Company,  other than the information or representations  contained in:

(a)                                 a registration statement, prospectus,  or offering memoranda  for the Contracts,  as amended or supplemented from time to time;

(b)           published  reports or statements  of the Contracts  or the Accounts  which are in the public  domain or are approved  by the Company;  or

(c)           sales literature or other promotional material  of the Company.

Notwithstanding the foregoing, this provision  shall not be interpreted  to prevent the Adviser, DFAS and the Fund from providing  information  about the Company or this Agreement  to their directors, regulators, accountants, legal counsel  or otherwise  in the ordinary  course of their business.

4.4          No Party shall use any other Party’s names,  logos, trademarks  or service marks, whether registered  or unregistered, without  the prior written consent of such Party.

4.5          The Fund will provide  to the Company  at least one complete  copy of all registration  statements, prospectuses,  statements  of additional  information, reports, proxy statements,  solicitations  for voting instructions,  sales literature  and other promotional  materials, applications  for exemptions,  requests  for no-action letters, all amendments  to any of the above that relate to the Portfolios  or their shares, and any other applicable  documents  or materials, in final form as filed with the SEC.  If requested  by the Company, the Fund shall provide  such documentation (including  a final copy of the amended prospectus( es) of the Portfolios  as set in type (including  an 8  1/2” x 11” size camera-ready stat) at the Fund’s expense)  and other assistance  as is reasonably  necessary  in order for the Company  once each year to have, at the Company’s expense, the current prospectus(es)  for the Portfolios  printed together in with the document  describing the Contracts.

4.6          The Company  will provide  to the Fund at least one complete  copy of all offering materials  describing  the Fund, the Portfolios  and the Contracts,  including application  and investment  election  forms, sample illustrations,  reports, solicitations  for voting instructions,  sales literature  and any other promotional materials, applications  for exemptions,  requests  for no-action  letters, all amendments  to any of the above and any other applicable  documents  or materials that relate to the Contracts  and each Account.   In the event any such documents are required  to be filed with any regulatory  authority  or body, the Company  shall provide  such materials  in final form as filed with such regulatory  authority  or body.   The Company  represents  and warrants  that the Contracts,  registration statements, prospectuses,  offering  memoranda  and any other filing in connection therewith  with respect to the Accounts  will not materially  deviate from the form of such documents  provided  to the Fund.

4. 7         For purposes  of this Section 4, the phrase  “sales literature  or other promotional material”  shall be construed  in accordance  with all applicable  securities  laws and regulations.

4.8          To the extent required by applicable  law, including  the administrative requirements of regulatory  authorities, or as mutually  agreed between  the Company  and DFAS, the Company  reserves  the right to modify any of the Contracts  in any respect whatsoever.   The Company  reserves  the right, in its sole

discretion,  to suspend the sale of any Contract, in whole or in part, or to accept or reject any application  for the sale of a Contract.   The Company  agrees to notify the other Parties promptly  upon the occurrence  of any event that the Company believes might necessitate  a material modification or suspension.

4.9         The Parties agree to review the arrangements  set forth herein from time to time for possible  changes and will make their personnel  reasonably  available  for this purpose.

4.10        If the  Company  intends to (a) comply with the requirements, terms and conditions of Rule 30e-3 under the 1940 Aet (“Rule 30e-3”) in order to satisfy its obligation to deliver Fund shareholder  reports to Contract holders,  including hosting the website  for certain fund materials  required by Rule 30e-3 and (b) meet any Portfolio  Statutory  Prospectus  (as defined in Rule 498A under the 1933  Act (“Rule 498A”))  delivery  requirements  under Section 5(b)(2) of the 1933  Act, as well as its responsibility to deliver Fund prospectuses under the Agreement  by relying on and complying  with paragraph  (j) of Rule 498A for “on-line”  delivery, then the terms and conditions  set forth in Annex I shall govern such arrangements.

5.         Fees and Expenses

5.1         The Fund shall bear the cost of registration  and qualification of the shares of the Portfolios; preparation  and filing of the Portfolios’ prospectus(es) and the Fund Registration  Statement, proxy materials  and reports relating to the Portfolios; preparation  of all other statements  and notices relating  to the Portfolios  required by any federal or state law; payment  of all applicable  fees, including,  without limitation,  all fees due under Rule 24f-2 of the 1940 Act relating to the Portfolios; and all taxes on the issuance or transfer of the Portfolios’ shares.

5.2          The Company  shall assure that the Contracts  are registered  under the 1933  Act or are properly  exempt from such registration, and that each Account  is registered  as a unit investment  trust in accordance  with the 1940 Act or is properly  exempt from such registration.   In those circumstances where the Company  is relying upon a registration  exemption,  the Company  will make every effort to maintain such an exemption  and will notify the Fund, the Adviser  and DFAS immediately upon having a reasonable  basis for believing  that such exemption  no longer applies or might not in the future.   The Company  shall bear the expenses  for the costs of preparation  and any required  filing of the Company’s prospectus,  offering memoranda, registration  statement  and other materials  and information  with respect to the Contracts, including  the Application and investment  selection forms; preparation  of all other statements  and notices relating  to the Accounts  or the Contracts required  by any applicable  federal or state law; all expenses  for the solicitation  and sale of the Contracts,  including  all costs of printing  and distributing  all copies of advertisements, prospectuses,  statements  of additional information,  proxy materials  and reports to Contract holders and prospective purchasers  of the Contracts  as required  by applicable  state and federal law; payment  of all applicable  fees and taxes relating to the Contracts;  all costs of drafting,  filing and obtaining  approvals  of the Contracts  in the various jurisdictions  under applicable insurance laws; and all other costs associated with ongoing compliance with all such laws and the Company’s obligations hereunder.

6.           Indemnification

6.1         Indemnification  by the Company

6.l(a)      The Company agrees to indemnify, defend and hold harmless the Fund, the Portfolios, DFAS and the Adviser, and each of their directors and officers (as applicable),  and each person, if any, who controls any of them within the meaning of Section 15  of the 1933  Act (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims,  damages,  liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation,  at common law or otherwise,  and:

(i)                                    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus,  offering memoranda or sales literature for the Contracts (or any amendment or supplement to any of the foregoing),  or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.l(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information  furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or offering memoranda for the Contracts (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the shares of the Portfolios;  or

(ii)                                 arise out of,  or as a result of,  statements or representations  or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Portfolios;  or

(iii)                              arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus,  or sales literature covering the Fund and the Portfolios, or any amendment thereof or supplement thereto,  or the omission or alleged omission to state therein a material fact required to be stated therein,  or necessary to make the statements therein not misleading,  if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company;  or

(iv)                             arise out of, or as a result of, any failure by the Company  or persons  under its control to provide the services and furnish the materials  contemplated under the terms of this Agreement;  or

(v)                                arise out of, or result from, any material breach of any representation and/or warranty  made by the Company  or persons under its control in this Agreement  or arise out of or result from any other material breach  of this Agreement  by the Company  or persons  under its control;

as limited by and in accordance  with the provisions  of Sections 6.1 (b) and 6.1 (c) hereof.

6.1 (b)   The Company  shall not be liable under this indemnification provision  with respect to any losses, claims, damages,  liabilities  or litigation  to which an Indemnified  Party would otherwise  be subject by reason of such Indemnified  Party’s willful misfeasance, bad faith, or gross negligence  in the performance of such Indemnified Party’s duties or by reason of such Indemnified  Party’s reckless  disregard  of its obligations  or duties under this Agreement  or to the Fund, whichever  is applicable, or to the extent of such Indemnified  Party’s  gross negligence.

6.1 (c)   The Company  shall not be liable under this indemnification provision  with respect to any claim made against an Indemnified  Party unless such Indemnified  Party shall have notified the Company  in writing within a reasonable  time after the summons  or other first legal process  giving information  of the nature  of the claim shall have been served upon such Indemnified  Party (or after such Indemnified  Party shall have received notice of such service on any designated  agent), but failure to notify the Company  of any such claim shall not relieve the Company  from any liability which it may have to the Indemnified  Party otherwise  than on account of this indemnification provision.   In case any such action is brought  against the Indemnified  Parties, the Company  shall be entitled to participate, at its own expense, in the defense of such action, provided  that the Company  gives written notice of such intention  to the Indemnified Parties.   The Company  also shall be entitled to assume and to control the defense thereof.   After notice from the Company  to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses  of any additional  counsel retained by the Indemnified  Party, and the Company  will not be liable to such Party under this Agreement  for any legal or other expenses  subsequently incurred by such Party independently in connection  with the defense thereof other than reasonable  costs of investigation.

6.1 (d)    The Indemnified  Parties will promptly  notify the Company  of the commencement of any litigation  or proceedings against them in connection  with the issuance or sale of the shares of the Portfolios  or the Contracts  or the operation  of the Portfolios.

6.2       Indemnification by DFAS

6.2(a)                DFAS agrees to indemnify,  defend and hold harmless the Company and each of its directors and officers and each person,  if any, who controls the Company within the meaning of Section  15  of the 193 3  Act (collectively, the “Indemnified Parties”  for purposes of this Section 6.2) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the written consent of the Fund or DFAS) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)                                    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration  Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing),  or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the Fund Registration  Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios;  or

(ii)                                 arise out of,  or as a result of,  statements or representations  or wrongful conduct of DF AS or the Fund or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund);  or

(iii)                              arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts,  or any amendment thereof or supplement thereto,  or the omission or alleged omission to state therein a material fact required to be stated therein,  or necessary to make the statements therein not misleading,  if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund;  or

(iv)                             arise out of, or as a result of, any failure by DFAS, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement;  or

(v)                                arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Fund or persons under their control; as limited by and in accordance with the provisions  of Sections 6.2(b) and 6.2(c) hereof.

6.2(b)    DF AS shall not be liable under this indemnification provision with respect to any losses, claims,  damages,  liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance  of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.2(c)     DFAS shall not be liable under this indemnification  provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS in writing within a reasonable time after the summons or other first legal process giving information  of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DF AS of any such claim shall not relieve DFAS from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision.   In case any such action is brought against the Indemnified Parties, DF AS will be entitled to participate, at its own expense,  in the defense thereof, provided that DFAS gives written notice of such intention to the Indemnified Parties.   DFAS also shall be entitled to assume and to control the defense thereof.  After notice from DFAS to such Party of DFAS’ s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and DFAS will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently  in connection with the defense thereof other than reasonable costs of investigation.

6.2(d)    The Indemnified Parties will promptly notify DFAS of the commencement of any litigation or proceedings  against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

6.3       Indemnification  by the Adviser

6.3(a)     The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person,  if any, who controls the Company within the meaning of Section  15  of the 193 3  Act (collectively, the “Indemnified Parties”  for purposes of this Section 6.3) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the written consent of the Fund or the Adviser) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)                                    arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing),  or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information  furnished to the Fund or the Adviser by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es)  for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios;  or

(ii)                                 arise out of,  or as a result of,  statements or representations  or wrongful conduct of DF AS, the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund);  or

(iii)                              arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts,  or any amendment thereof or supplement thereto,  or the omission or alleged omission to state therein a material fact required to be stated therein,  or necessary to make the statements therein not misleading,  if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

(iv)                             arise out of, or as a result of, any failure by DFAS, the Adviser, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement;  or

(v)                                arise out of or result from any material breach of any representation  and/or warranty made by DFAS, the Fund, the Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Adviser, the Fund or persons under their control;

as limited by and in accordance with the provisions  of Sections 6.3(b) and 6.3(c) hereof.

6.3(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims,  damages,  liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance  of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.3(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision.   In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense,  in the defense thereof, provided that the Adviser gives written notice of such intention to the Indemnified Parties.   The Adviser also shall be entitled to assume and to control the defense thereof.  After notice from the Adviser to such Party of the Adviser’s  election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently  incurred by such Party independently  in connection with the defense thereof,  other than reasonable costs of investigation.

6.3(d)    The Indemnified Parties will promptly notify the Fund and the Adviser of the commencement  of any litigation or proceedings  against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.           Potential Conflicts

7.1                             The Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Portfolios.   A material irreconcilable conflict may arise for a variety ofreasons,  including:   (a) an action by any state insurance regulatory authority;  (b) a change in applicable insurance (including federal,  state or other jurisdiction), tax,  or securities laws or regulations,  or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities;  (c) an administrative  or judicial  decision in any relevant proceeding;  (d) the manner in which the investments  of any Portfolio  is being managed;  (e) a difference  in voting instructions  given by variable annuity contract and variable life insurance  contract owners;  or (f) a decision by an insurer to disregard the voting instructions  of contract owners.   The Directors shall promptly  inform the Company  if they determine  that a material irreconcilable  conflict exists and the implications  thereof.

7.2        The Company  will report any potential  or existing conflicts of which it is aware to the Directors  and,  on an annual basis, shall provide the Fund and the Adviser with written notification  that the Company is not aware of any conflict, if such is the case.   The Company will assist the Directors in carrying out their responsibilities under any applicable provisions  of the federal securities  laws and/or any exemptive  orders granted by the SEC, including the order obtained by the Fund and the Adviser from the SEC, dated March  12, 2002 (File No.  812-12760) (“Exemptive Order”), by providing  the Directors with all information  reasonably necessary  for the Directors to consider any issues raised.   The Company,  at least annually, will submit to the Directors such reports, materials  or data as the Directors reasonably  may request so that the Directors  may fully carry out the obligations  imposed upon the Board by the conditions  contained  in the Exemptive Order.  The Company  shall submit such reports, materials  and data more frequently if deemed appropriate  by the Directors.   This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Contract holder voting instructions  are disregarded.

The Company acknowledges  that:  (i) the Company’s disregard of voting instructions  may conflict with the majority  of Contract holders’  voting instructions;  and (ii) the Company’s action could preclude  a majority vote approving  a proposed  change or could represent  a minority  view.   If the Company’s judgment  represents  a minority position  or would preclude  a majority vote, then the Company may be required, at the Fund’s election, to withdraw  the Accounts’ investment  in the Portfolios.   Other than possible  decline in the value of an Account  due to fluctuations  in the NAVs of the Portfolios, no charge or penalty will be imposed as a result of such withdrawal.

7.3         If it is determined  by a majority  of the Directors,  or a majority  of the Fund’s disinterested  Directors, that a material irreconcilable  conflict exists, the Company shall,  at its expense and to the extent reasonably  practicable  (as determined  by a majority  of the disinterested  Directors),  take whatever  steps are necessary  to remedy or eliminate the material irreconcilable  conflict, up to and including:   (1) withdrawing  the assets allocable to some or all of the Accounts  from any Portfolio and reinvesting  such assets in a different  investment  medium,  including  (but not limited to) another Portfolio  of the Fund, or submitting  the question whether such segregation  should be implemented  to a vote of all affected  Contract holders and, as appropriate,  segregating  the assets of any appropriate  group that votes in favor of such segregation,  or offering  to the affected  Contract holders the option of making such a change; and (2) establishing  a new registered  management investment  company or managed  separate account.

7.4        If a material irreconcilable conflict arises because a particular state or other jurisdiction’s insurance regulator’s decision applicable to the Company conflicts with the majority of other insurance regulators, then the Company will withdraw the affected Account’s investment in the Portfolios and terminate this Agreement with respect to such Account within six (6) months after the Directors inform the Company in writing that the Directors have determined that such decision has created a material irreconcilable conflict: provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors.  Until the end of the foregoing six (6) month period, DFAS and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of the shares of the Portfolios.

7.5        For purposes of Sections 7 .3 through 7 .5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any material irreconcilable conflict.  The Company shall not be required by Section 7.3 of this Agreement to establish a new funding medium for the Contracts if an offer to do so has been declined by the vote of a majority of Contract holders materially adversely affected by the material irreconcilable conflict.  In the event that the Directors determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw an Account’s investment in the Portfolios and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

7.6        If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in any Exemptive Order) on terms and conditions materially different from those contained in any Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 7 .1, 7 .2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted by the SEC.

8.                              Term and Termination

8.1                              This Agreement may be terminated by any Party with or without cause on thirty (30) days’ advance written notice.

8.2                              Notwithstanding  any other provision of this Agreement, DFAS, the Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the Company, unless the Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by the Company of any representation, warranty, covenant or obligation hereunder.

8.3                              Notwithstanding any other provision  of this Agreement, the Company may terminate this Agreement  for cause on not less than thirty (30) days’ prior written notice to DFAS, the Adviser and the Fund, unless DFAS, the Adviser or the Fund, as appropriate, has cured such cause within thirty (30) days of receiving  such notice,  for any material breach by DFAS, the Adviser or the Fund of any representation, warranty,  covenant or obligation hereunder.

8.4                              Notwithstanding any other provision  of this Agreement, the Company may terminate this Agreement  by written notice to the Fund and DFAS with respect to any Portfolio based upon the Company’s determination  that shares of such Portfolio  are not reasonably  available to meet the requirements  of the Contracts.

8.5                              Notwithstanding any other provision  of this Agreement, the Company may terminate this Agreement  by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio  in the event any of the Portfolio’s  shares are not registered,  issued or sold in accordance  with applicable  state and/or federal law, or such law precludes  the use of such shares as the underlying  investment media of the Contracts that are issued or to be issued by the Company.

8.6                              Notwithstanding any other provision  of this Agreement, the Company may terminate this Agreement  by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio  in the event that such Portfolio  ceases to qualify as a “regulated  investment  company”  under Subchapter  M of the Code or under any successor or similar provision,  or if the Company  reasonably  believes that any such Portfolio may fail to so qualify.

8.7                              Notwithstanding any other provision  of this Agreement, the Company may terminate this Agreement  by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio  in the event that such Portfolio  fails to satisfy the diversification  requirements  of Section 817 of the Code and the Treasury Regulations  promulgated  thereunder.

8.8                              Notwithstanding any other provision  of this Agreement, the Fund, the Adviser or DFAS may terminate this Agreement  by written notice to the Company, if any one or all shall determine,  in its or their, as applicable,  sole judgment,  exercised  in good faith, that the Company has suffered  a material adverse change in its business,  operations,  financial condition  or prospects  since the date of this Agreement  or is the subject of material adverse publicity.

8.9                              Notwithstanding any other provision  of this Agreement, the Company may terminate this Agreement  by written notice to the Fund, the Adviser and DFAS, if the Company  shall determine,  in its sole judgment,  exercised in good faith, that any of the Fund, the Portfolios,  the Adviser or DFAS has suffered  a material adverse change in its business,  operations,  financial condition  or prospects  since the date of this Agreement  or is the subject of material adverse publicity.

8.10                       Notwithstanding any other provision  of this Agreement, any Party may terminate this Agreement  for cause on not less than thirty (30) days’ prior written notice to the other Parties, unless any of the other Parties has cured such cause within thirty (30) days of receiving  such notice,  for any one of the following reasons:

(a)                                a change in control of any Party or such Party’s ultimate  controlling person;  however, a change in the name of the Party will not constitute  a change in control;

(b)                                a material  change in, or other material revision  to, the Contracts  or the prospectus(es) of the Fund that describe the Portfolios,  which material change or revision  is not acceptable  to any of the other Parties;  or

(c)                                 any action taken by federal,  state or other regulatory  authorities  of competent jurisdiction which, in the reasonable judgment of any of the Parties, either (i) materially  and adversely  alters the terms, advantages and/or benefits  of the Contracts  to current or prospective purchasers;  or (ii) materially  or adversely  alters the terms or conditions  of such Party’s participation in the subject matter of this Agreement.

8.11                       Notwithstanding the termination of this Agreement, each Party shall continue  for so long as any Contracts  remain outstanding  to perform  such of its duties hereunder  as are necessary  to ensure the continued  tax status thereof and the payment  of benefits thereunder, with respect to a Portfolio  and the corresponding subaccount  of each Account.

9.           Notices

Any notice shall be deemed  sufficiently  given when sent by registered  or certified mail, or via facsimile,  to the other Parties at the address of such Parties  set forth below or at such other address as such Parties may from time to time specify in writing to the other Parties.

If to the Fund:

Catherine  L. Newell, Esq.

Vice President  and Secretary

DFA Investment  Dimensions  Group Inc.

6300 Bee Cave Road, Building  One

Austin, TX 78746

If to the Adviser:

Catherine L. Newell, Esq.

Vice President  and Secretary

Dimensional  Fund Advisors  LP

6300 Bee Cave Road, Building  One

Austin, TX 78746

Ifto DFAS:

Catherine L. Newell, Esq.

Vice President and Secretary

DFA Securities LLC

6300 Bee Cave Road, Building One

Austin, TX 78746

If to the Company:

American United Life Insurance Company

One American Square

Indianapolis, IN 46282

Attn:  Billy Boutilier, Product Management Director

email: Billy.Boutilier@oneamerica.com

FAX: (317) 285-4050

With a copy to:

OneAmerica Securities, Inc. One American Square

PO Box 1984

Attn:  Matthew Fleetwood/ 1737

email: Matt.Fleetwood@oneamerica.com

FAX: (317) 285-7635

10.       Miscellaneous

10.1                       The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

10.2                      If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.3                       This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4                      Each Party shall cooperate with the other Parties and all appropriate governmental authorities (including, without limitation, the SEC, FINRA, and any applicable insurance, securities or other regulator of competent jurisdiction), and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

10.5                      Each Party hereto grants to the other Parties the right to audit the Party’s records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

10.6      The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations,  at law or in equity, to which the Parties hereto are entitled under state and federal laws.

10.7      Subject to the requirements  oflegal process and regulatory authority, the Fund, the Adviser and DFAS shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably  identified as confidential in writing by the Company hereto and,  except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as such information may come into the public domain.

10.8      This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of the other Parties hereto.

10.9      In any dispute arising hereunder,  each Party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

10.10    The terms of this Agreement  shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas, without regard to the conflicts of law principles thereof: provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

To the extent such laws are applicable, this Agreement shall be subject to the provisions of the 1933  Act, the 1934 Act and the 1940 Act and the rules and regulations and interpretations  thereunder, including such exemptions from those statutes, rules and regulations  as the SEC may grant,  and any applicable FINRA regulations or interpretations,  and the terms hereof shall be interpreted and construed in accordance therewith.

10.11    In the event of any action or proceeding  arising out of this Agreement, the Party bringing the action shall have the right to choose the applicable forum; provided, however, that no Party shall be deemed to have waived any objection based on forum non conveniens or any objection to venue in connection with the initially selected forum.

10.12   The Company agrees that upon execution of this Agreement, and thereafter promptly upon the earlier of (i) reasonable demand by the Adviser or Fund, or (ii) learning that documentation (as defined below) is required, Company shall deliver to the Fund any certification, form, document or information (collectively, “documentation”) that may be required or reasonably requested in order to allow the Fund to make any payments or distributions, whether in-kind or in cash or reinvested in additional Fund shares, to the Company without any deduction or withholding for or on account of any tax including, without limitation, an executed United States Internal Revenue Service Form W-9 (and successor forms thereto) and any other documentation required to be delivered pursuant to Section 1471(b) or section 1472(b)(l) of the Code.

10.13    This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Schedules,  executed by all Parties to the Agreement.

IN  WITNESS  WHEREOF,  each of the Parties  hereto has caused this Agreement to be duly executed as of the date first set forth above.

Company:

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Steven H Cox
Name:	Steven H Cox
Title:	VP & Actuary

Fund:

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Jeff Jeon
Name:	Jeff Jeon
Title:	Vice President

Adviser:

DIMENSIONAL FUND ADVISORS LP
By: Dimensional Holdings Inc., general partner

By:	/s/ Carolyn O
Name:	Carolyn O
Title:	Vice President

DFAS:

OFA SECURITIES LLC

By:	/s/ Kenneth M. Manell
Name:	Kenneth M. Manell
Title:	Vice President

Schedule 1.1

VA U.S. Targeted Value Portfolio

VA International Small Portfolio

VIT Inflation-Protected  Securities Portfolio only available for purchase by variable life insurance contract accounts

SCHEDULE 3.6:  Rule 22c-2 Provisions

1.                                    Agreement to Provide Information.   The Company (hereafter, an “Intermediary”) agrees to provide the Fund or its designee, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”)(1), or other government-issued  identifier (“GII”), if known, of any or all Contract holders or shareholder(s) of the account (together, “Shareholder(s)”) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares (“Shares”) held through an account maintained by the Intermediary during the period covered by the request.

1.1.                          Period Covered by Request.  Unless otherwise directed by the Fund, Intermediary agrees to provide the information specified in Section 1 for each trading day.

1.2.                          Form and Timing of Response.

1.2.1.                Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 1. If requested by the Fund or its designee, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (“indirect intermediary”) and,  upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

1.2.2.                 Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties.

1.2.3.                To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(1)   According to the IRS’ website, the ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X• XXXX.. The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA).  SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

1.3.                          Limitations on Use of Information.  The Fund agrees not to use the information received  from the Intermediary for the Fund’s use in external solicitation  or marketing  to shareholders  without the prior written consent of the Intermediary. The Fund is permitted  to use the information  received  from the Intermediary for the Fund’s internal purposes,  including  monitoring  compliance  with the Fund’s internal policies,  procedures  and practices.   The Fund agrees to keep any non• public information  furnished by the Intermediary  confidential  consistent  with the Fund’s then current privacy policy,  except as necessary  to comply with federal, state, or local laws, rules, or other applicable  legal requirements.

2.          Agreement to Restrict Trading.  Intermediary  agrees to execute written instructions from the Fund to restrict  or prohibit  further purchases  or exchanges  of Shares by a Shareholder  that has been identified  by the Fund as having engaged  in transactions  in the Fund’s  Shares (directly or indirectly  through the Intermediary’s account)  that violate policies  established  by the Fund for the purpose  of eliminating  or reducing  any dilution  of the value of the outstanding  Shares issued by the Fund.

2.1.                            Form of Instructions.  Instructions  to restrict or prohibit  trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s)  to be executed.   If the TIN, ITIN, or GII is not known, the instructions  must include an equivalent identifying number  of the Shareholder(s)  or Accounts  or other agreed upon information  to which the instruction  relates.

2.2.                            Timing of Response.  Intermediary  agrees to execute instructions  from the Fund to restrict or prohibit  trading as soon as reasonably  practicable, but not later than five (5) business  days after receipt of the instructions  by the Intermediary.

2.3.                            Confirmation by Intermediary.  Intermediary  must provide written confirmation  to the Fund that instructions  have been executed.   Intermediary agrees to provide  confirmation  as soon as reasonably  practicable,  but not later than ten (10) business  days after the instructions  have been executed.

3.         Definitions.  For purposes  of this Schedule 3.6:

3.1.                           The term “Fund”  includes  the Fund’s principal  underwriter  and transfer  agent.

The term not does include any “excepted  funds” as defined in SEC Rule 22c-2(b) under the 1940 Act. (2)

3.2.                           The term “Shares”  means the interests  of Shareholders  corresponding to the redeemable  securities  of record issued by the Fund under the 1940 Act that are held by the Intermediary.

(2)         As defined in SEC Rule 22c-2(b), the term “excepted fund” means any:   (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

3.3.       The term “Shareholder”  means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name;  except:

3.3.1.    with respect to retirement plan recordkeepers, the term “Shareholder” means the Plan participant notwithstanding  that the Plan may be deemed to be the beneficial owner of Shares; and

3.3.2.    with respect to insurance companies, the term “Shareholder”  means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

3.4.                           The term “written”  includes electronic writings and facsimile transmissions.

3.5.                         The term “Intermediary”  shall mean a “financial intermediary”  as defined in SEC Rule 22c-2. (3)

3.6.                           The term “purchase” does not include the automatic reinvestment of dividends.

3.7.                           The term “promptly” as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the Intermediary’s receipt of the request for information from the Fund or its designee.

(3)         “Financial intermediary’“ is defined in SEC Rule 22c-2(c)(1) as:  “(i) any broker, dealer, bank, or other entity that holds securities of record issued by the fund, in nominee name; (ii) a unit investment trust or fund that invests in the fund in reliance on section 12(d)(1)(E) of the Act (15 U.S.C.  80a-12(d)(l)(E)); and (iii) in the case ofa participant-directed employee benefit plan that owns the securities issued by the fund, a retirement plan’s administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C.  1002(16)(A)) or any entity that maintains the plan’s participant records.”

Annex I

1.      Provision of Fund Documents; Website Posting.

(a).          Fund  Documents.  In  order  to  assist  the  Company  in  the  Company’s compliance with Rule 30e-3 under the 1940 Aet (“Rule 30e-3”) and  Rule 498A under the 1933 Act (Rule 498A”), including the Company’s obligation to host certain documents on its website (the “Company’s Website”), the Fund will provide or make available  to  the  Company  the  “Fund  Documents,”   listed  below  as  specified  in paragraph (b)(l) of Rule 30e-3 and paragraph G)(l)(iii) of Rule 498A.

(i)                             Summary Prospectusfor each ofthe Portfolios [Rule 498A(j)(l )(iii)];

(ii)                         Statutory Prospectusfor each ofthe Portfolios [Rule 498A(j)(l)(iii)];

(iii)                     Statement ofAdditional Information (“SAI”) for each ofthe Portfolios [Rule 498A(j)(l)(iii)];

(iv)                            Most Recent Annual and Semi-Annual Reports  to Shareholders (under Rule  30e-l  under  the  1940  Act)  for  the Portfolios  (together,  the “Shareholder  Reports”)  (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders) [Rule 30e-3(b)(l)(i) and (ii)].

(v)                                 Complete   Portfolio    Holdings    from    the   Shareholder    Reports Containing  a  Summary  Schedule  of Investments  (the  “Complete Portfolio Holdings”) [Rule 30e-3(b)(1)(iii)]; and

(vi)                             Portfolio Holdings for Most Recent First and Third Fiscal  Quarters (and together  with  the  Complete  Portfolio  Holdings, the  “Portfolio Holdings”) [Rule 30e-3(b)(l)(iv)].

(b).      Timing for Providing, and Currentness of, the Fund Documents.

(i)         The Fund agrees to provide or make available the Summary Prospectus, Statutory  Prospectus,   and  SAI  for  the  Portfolios  and  amendments thereto (“Offering Documents”) to the Company (or its designee), to the extent  specified  in  Rule  498A  and  within  a time  frame  reasonably designed  to  assist  the  Company  in  complying  with  the  Company’s Website posting  obligations  under  Rule 498A,  as the  Company  may reasonably  request  sufficiently  in  advance,  in  order  to  facilitate  the Company’s   continuous   offering   of  the  Contracts   and  the  Fund’s securities.   The Parties agree that the Fund’s  Offering Documents will not be provided any earlier than the date on which Offering Documents are filed with the Securities and Exchange Commission (“SEC) on EDGAR.

(ii)                               The Fund agrees to provide or make available the Shareholder Reports and Portfolio Holdings to the Company (or its designee), to the extent specified in Rule 30e-3 and within a time frame reasonably designed to assist the Company in complying with the Company’s Website posting obligations under Rule 30e-3 provided that,  to the extent requested by the  Fund,  the  Company  executes  a non-disclosure  agreement  in the form that the Fund provides to the Company prior to the provision  of any portfolio holdings information.  The Company covenants that it will not make public any portfolio holdings information prior to the date on which the Fund files such information with the SEC on EDGAR,  and will keep portfolio holdings information confidential until such time.  If the Fund does not provide  the Company  with its Complete Portfolio Holdings pursuant  to Rule 30e-3(b)(l)(iii) because  they are currently included in the Shareholder Report, and later seeks to discontinue including  the Complete Portfolio Holdings in the Shareholder Report, the Fund will make a reasonable effort to give the Company thirty (30) day’s advance written notice prior to implementing the change.

(c).          Format of Fund Documents. The Fund shall provide the Fund Documents to the  Company  (or  its  designee)  in an electronic  format  that  is  suitable  for website posting, and in a format, or formats, that:

(i)                                    are both  human-readable  and  capable  of being  printed  on paper  in human-readable  format (in accordance  with paragraph  (b)(3) of Rule

30e-3 and paragraph (h)(2)(i) of Rule 498A);

(ii)                               will  enable  the  Company  to permit  persons  accessing  the  Statutory Prospectus and SAI for the Portfolios to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(iii)                            will  enable  the  Company  to  permit   persons   accessing   the  Fund Documents to permanently  retain,  free of charge,  an electronic version of such Fund Documents that meet the requirements  of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).

(d).       Website Hosting. The Company or its designee shall host and maintain the website specified in paragraph (j)(l )(iii) of Rule 498A,  so that the Fund Documents are publicly accessible and free of charge at that website,  in accordance with the conditions set forth in that paragraph, provided  that the Fund and DFAS fulfill their obligations under this Amendment.

(e).         Use of Summary Prospectuses.

(i)                                   The Company  shall ensure that an Initial Summary Prospectus  is used for   each   currently   offered   Contract   described   under   the   related registration  statement,  in accordance  with paragraph  (j)(l )(i)  of Rule 498A.

(ii)                                The Fund currently uses a Summary Prospectus  for the Portfolios  and the  Fund  will  make  a reasonable  effort  to provide  thirty  (30)  days advance notice to the Company if it is decided to discontinue the use of Summary Prospectuses for any relevant Portfolio.

2.                                     Content of Fund Documents.   The Fund shall be responsible  for the content  and substance  of the Fund  Documents  as provided  to the  Company, including, but not limited to, the accuracy and completeness  of the Fund Documents.  Without  limiting the  generality  of the  foregoing  in  any  manner,  the  Fund  shall  be  responsible  for ensuring that the Fund Documents as provided to the Company:

(a).         Meet the applicable standards of the 1933  Act,  the Securities Exchange Act of 1934,  as amended;  the 1940  Act;  and all rules and regulations under those Acts; and

(b).       Do not  contain  any untrue  statement  of a material  fact or omit to state a material  fact  necessary  in  order  to  make  the  statements  made,  in  light  of the circumstances under which they are made, not misleading.

3.       Provision of Fund Documents for Paper Delivery.

(a)             The Fund shall provide the Company with a quantity of paper copies of the then current Fund Documents  as it deem reasonably  sufficient.   The Company, at its expense, may  request additional copies of Fund Documents from time to time in order that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment  to meet anticipated requests from Contract holders in order to comply with the requirements  of paragraphs (e) and (f) of Rule 30e-3  and paragraphs  (i)(l)  and (j)(3)  of Rule  498A.  Such Company  requests shall be fulfilled reasonably promptly, after the request from the Company or its agent is received by either the Fund or DFAS.

(b)           Alternatively,  if requested  by  the  Company  in  lieu  thereof,  the  Fund  or  its designee   shall  provide   such  electronic   or  other  documentation   (including “camera ready” copies of the current Fund Documents  as set in type,  or at the request  of the Company,  a diskette  in a form  suitable  to be sent to a financial printer),  and  such other  assistance  as is reasonably  necessary  to have  the  then current   Fund   Documents   printed   for   distribution;   the  reasonable   costs   of providing  the electronic  documentation  and of such printing  to be borne by the Company.

(c)         The costs of mailing the Fund Documents  to Contract holders  shall be borne by the Company.

4.                                     Expense and Performance Data for the Portfolios. The Fund will provide  such data regarding  each Portfolio’s expense ratios  and investment  performance  made publicly available by the Fund that the Fund is required to prepare for inclusion in the Portfolio’s prospectuses.   In this regard, the Fund  shall provide  data on the expense  ratios  and investment  performance  for each  of the  Portfolios  as listed  in  (a)     (c) below  (the “Portfolio   Data”)  as  the  Company  may  reasonably  request.  Without  limiting  the generality of the forgoing,  the Fund shall provide the Portfolio Data on a timely basis and as soon  as reasonably  practicable  to facilitate  the Company’s preparation  of its annually   updated   registration   statement(s)   for  the   Contracts   (and   as   otherwise reasonably requested by the Company);

(a).     the gross  “Annual Portfolio Company Expenses”  for each Portfolio calculated in accordance  with  Item  3  of Form N-lA,  before  any  expense  reimbursements  or fee waiver arrangements for the time periods required in Form N-lA

(b).     the  net  “Annual  Portfolio  Company  Expenses”  (aka  “Total  Annual  Portfolio Operating Expenses”)  for each Portfolio calculated in accordance with Item 3  of Form N-lA, that include  any expense  reimbursements  or fee waiver  arrangements  and the period for which the expense reimbursements  or fee waiver arrangement is expected to continue and whether it can be terminated by the Portfolio (or Fund); and

(c).      the  “Average  Annual  Total  Returns”  for  each  Portfolio  (before  taxes)  as calculated pursuant to Item 4(b)(2)(iii) of Form N-lA and made publicly available by the Fund.